Exhibit 99.5
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
A Subplan of the
RARE Hospitality International, Inc.
Amended and Restated 2002 Long-Term Incentive Plan
     1. Purpose. The purpose of this subplan of the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) is to provide a formula for the routine and automatic grants of Options under the Plan to the Non-Employee Directors of the Company, as contemplated in Section 4.3 of the Plan.
     2. Plan Controls. Options granted in accordance with this subplan shall be granted under and shall be subject to all of the terms and conditions of the Plan. Shares issued upon exercise of Options granted under this subplan shall count against the number of Shares reserved and available for issuance under the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.
     3. Eligibility. Options shall be granted under the Plan in accordance with this subplan to Non-Employee Directors. A Non-Employee Director to whom Options are granted under this subplan is referred to herein as a “Grantee.”
     4. Option Grants.
     (a) Initial Option Grant. On the date that a new Non-Employee Director is initially elected or appointed to the Board or, in the case of a director who was employed by the Company on the date that such director was initially elected or appointed to the Board and who remains a director following the termination of his or her employment, on the date that such Non-Employee Director’s employment with the Company is terminated, such director will receive an Option to purchase (i) 7,500 Shares of Stock if such date is on or before June 30 of the fiscal year in question, or (ii) 3,750 Shares of Stock if such date is on or after July 1 of the fiscal year in question, subject to adjustment as provided in the Plan.
     (b) Annual Grants. Each year, beginning in fiscal year 2005, on the day immediately preceding the earlier of (i) the Company’s release of its financial results for the preceding fiscal year, or (ii) the Company’s release of an estimate of its financial results for the preceding year, made after the end of such year and before the release of full financial results for such year, each Non-Employee Director who is serving in such capacity as of such date and was serving as a Non-Employee Director for at least one day during the preceding fiscal year, will receive an Option to purchase 7,500 Shares of Stock (subject to adjustment as provided in the Plan); provided, however, that all or any portion of such Options will be granted if and only if the operating earnings per share of the Company’s Stock has increased in the preceding fiscal year (over the next preceding fiscal year) by a percentage equal to or greater than the percentage set by the Board for the preceding fiscal year as the percentage increase in earnings per share at which management can be granted any Options for the Company’s performance in the preceding fiscal year, and the percentage of such Options to be granted to the Board shall equal the percentage of Options to be granted to management, based upon the increase in operating earnings, up to one hundred percent (100%). Each such day that annual awards are to be granted under this subplan is referred to herein as a “Grant Date.”
     (c) Reduced Grants. If on any Grant Date, Shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an award (a “Reduced Grant”) equal to the number of Shares then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional Shares shall be ignored and not granted. If a Reduced Grant has been made and, thereafter, during the term of this subplan, additional Shares become available for grant (e.g., due to the provisions of Section 5.2 of the Plan), then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional Shares become available (a “Continuing Non-Employee Director”) shall receive an additional Option. The number of newly available Shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of Shares subject to a Continuing Non-Employee Director’s additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 7,500 Shares (subject to adjustment pursuant to the Plan). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.
     5. Terms and Conditions of Options. Options granted pursuant to this subplan shall be evidenced by Award Certificates in such form as shall comply with and be subject to the following terms and conditions:
     (a) Option Price. The exercise price shall be the Fair Market Value of the Stock on the date of grant of the Option.
     (b) Term. Each Option granted under this subplan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option, unless earlier terminated as provided in Section 5(e).
     (c) Exercisability. Each Option granted under this subplan shall, unless earlier terminated as provided in Section 5(e), become exercisable on the date six (6) months and one day following the date of grant.
     (d) Method of Exercise. All Options granted under this subplan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company’s principal place of business. Except in the case of a “cashless exercise” through a broker (if permitted by the Secretary), such written notice shall be accompanied by payment in full of the exercise price for the Shares for which such Option is being exercised. In the case of a “cashless exercise” through a broker, payment in full of the exercise price for the Shares for which such Option is being exercised shall be paid in cash by the broker from the sale proceeds. The Company shall make delivery of certificates representing the Shares for which an Option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the Shares for which an Option has been exercised before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. Certificates representing Shares for which Options are exercised under this subplan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in this subplan shall be construed to require the Company to register any

Shares underlying Options.
(e) Effect of Termination of Directorship or Death.
          (i) Termination of Directorship. Upon termination of any Grantee’s membership on the Board for any reason other than for Cause or death, the Options held by the Grantee under this subplan shall terminate ninety (90) days following the date of termination of the Grantee’s membership on the Board or, if earlier, on the date of expiration of the Options. If the Grantee exercises the Options after termination of the Grantee’s service on the Board, the Grantee may exercise the Options only with respect to the Shares that were otherwise exercisable on the date of termination of the Grantee’s service on the Board. Such exercise otherwise shall be subject to the terms and conditions of the Plan. If the Grantee’s membership on the Board is terminated for Cause, all Options granted to such Grantee shall expire upon such termination.
          (ii) Death. In the event of the death of a Grantee, the Grantee’s personal representatives, heirs or legatees (the “Grantee’s Successors”) may exercise the Options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority. The Grantee’s Successors must exercise any such Options within one (1) year after the Grantee’s death and in any event prior to the date on which the Options expire. Such exercise otherwise shall be subject to the terms and conditions of the Plan.
     (f) Nonassignability of Option Rights. No Option shall be assignable or transferable by the Grantee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. During the lifetime of the Grantee, the Option shall be exercisable only by the Grantee.
     6. Effective Date, Amendment and Termination.
     (a) Effective Date. This subplan became effective as of February 11, 2004, having been approved by the shareholders with the shareholder approval of the RARE Hospitality International, Inc. Amended and Restated 2002 Long Term Incentive Plan at the 2004 annual meeting of shareholders. The Board amended the subplan in October 2005 to reflect new option award levels.
     (b) Amendment and Termination. The Board may amend this subplan from time to time and may terminate it at any time. Any amendment or termination to the subplan shall not be deemed to be an amendment of the Plan and shall not, without the written consent of the Grantee, affect such Grantee’s rights under any award theretofore granted to such Grantee.